EXHIBIT 10.2

VOTING AGREEMENT AND IRREVOCABLE PROXY

This VOTING AGREEMENT AND IRREVOCABLE PROXY (this “Agreement”) is entered into as of September 30, 2026, by and between Sadot Group Inc., a Nevada corporation (the “Company”), and SOFTECH RESOURCES LIMITED, a company duly incorporated under the laws of Hong Kong (Business Registration Number 80851742), with its registered address at No. 5, 17/F, Strand 50, 50 Bonham Strand, Sheung Wan, Hong Kong, acting through its duly authorized Director, Kailesh Jagdishchandra Ashani (the “Stockholder”). The Company and the Stockholder are each a “Party” and together the “Parties.”

RECITALS

WHEREAS, the Company and the Stockholder are parties to that certain Asset Purchase Agreement, dated as of September 30, 2026 (the “Purchase Agreement”), pursuant to which the Company is acquiring the SalesIQ Platform from the Stockholder in exchange for, among other consideration, shares of the Company’s Series D Non-Voting Contingently Convertible Preferred Stock and Series E Non-Voting Contingently Convertible Preferred Stock (together, the “Preferred Shares”), which may become convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (such shares, the “Conversion Shares”) upon satisfaction of the Conversion Conditions set forth in the Purchase Agreement and the applicable Certificate of Designation;

WHEREAS, the Company’s Board of Directors (the “Board”) has approved the transactions contemplated by the Purchase Agreement on the condition, among others, that the Stockholder and its Affiliates shall have no governance rights in the Company and that all shares of Common Stock received by the Stockholder upon conversion of the Preferred Shares shall, for so long as held by the Stockholder or its Affiliates, be voted in accordance with the recommendation of the Board;

WHEREAS, the execution and delivery of this Agreement by the Stockholder is a condition to the Company’s obligation to consummate the Closing under Section 2.9(a)(iii) of the Purchase Agreement, and the Stockholder is entering into this Agreement as a material inducement to the Company to enter into the Purchase Agreement and to issue the Preferred Shares; and

WHEREAS, NRS 78.365 permits a voting agreement among stockholders and NRS 78.355 permits a stockholder to grant an irrevocable proxy coupled with an interest.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1       Definitions. Capitalized terms used but not defined herein have the meanings given to them in the Purchase Agreement. As used herein:

(a)	“Covered Shares” means (i) all Conversion Shares, (ii) any other shares of Common Stock or other voting securities of the Company that the Stockholder or any of its Affiliates acquires beneficial ownership of after the date hereof, whether by purchase, dividend, distribution, stock split, reclassification, exchange or otherwise, and (iii) any securities issued in respect of or in exchange for any of the foregoing, in each case for so long as the Stockholder or any of its Affiliates has beneficial ownership thereof or the power to vote or direct the voting thereof.

(b)	“Board Recommendation” means, with respect to any matter submitted to a vote or consent of the stockholders of the Company, the voting recommendation of the Board (or, if the Board has made no recommendation, the recommendation of a majority of the directors then in office who are “independent directors” under the Nasdaq Listing Rules), as set forth in the Company’s proxy statement, information statement or other written communication to stockholders or as otherwise communicated in writing by the Company to the Stockholder.

(c)	“beneficial ownership” and correlative terms have the meanings given in Rule 13d-3 under the Exchange Act.

(d)	“Term” has the meaning set forth in Section 8.

2       Agreement to Vote.

(a)	During the Term, at every annual, special or other meeting of the stockholders of the Company, however called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company, the Stockholder shall, and shall cause each of its Affiliates to, (i) appear at such meeting (in person or by proxy) or otherwise cause all Covered Shares to be counted as present for purposes of establishing a quorum, and (ii) vote, or cause to be voted, or deliver a written consent (or cause a written consent to be delivered) with respect to, all Covered Shares in accordance with the Board Recommendation on each matter submitted to the stockholders, including (A) the election or removal of directors, (B) any proposal to obtain the Shareholder Approval, (C) any amendment to the Company’s articles of incorporation or bylaws, (D) any reverse stock split, increase in authorized shares, equity incentive plan, or issuance of securities requiring stockholder approval under the Nasdaq Listing Rules, (E) any merger, consolidation, sale of assets, reorganization or other extraordinary transaction, and (F) any stockholder proposal, and shall vote, or cause to be voted, all Covered Shares against any proposal, action or transaction that is inconsistent with the Board Recommendation.

(b)	If the Board makes no recommendation on a matter, the Stockholder shall vote, or cause to be voted, all Covered Shares on such matter in the same proportion as the votes cast by all holders of Common Stock other than the Stockholder and its Affiliates (“Mirror Voting”).

(c)	The obligations of the Stockholder under this Section 2 shall apply whether or not the Stockholder or any of its Affiliates is a party to, or has an interest in, the matter submitted to the stockholders, and whether or not the Stockholder agrees with the Board Recommendation. Nothing in this Agreement shall require the Stockholder to vote in a manner that would violate applicable law.

3       Irrevocable Proxy.

(a)	In furtherance of the Stockholder’s agreement in Section 2, and as security for the performance of its obligations hereunder, the Stockholder hereby irrevocably constitutes and appoints the Company, and each of the Chief Executive Officer and the Secretary of the Company from time to time, and any individual designated in writing by the Board, and each of them individually, with full power of substitution and resubstitution, as the Stockholder’s true and lawful attorney-in-fact and proxy, to attend all meetings of the stockholders of the Company, to vote all Covered Shares, and to execute written consents with respect to all Covered Shares, in each case in the manner provided in Section 2, and to represent and otherwise act for the Stockholder in the same manner and with the same effect as if the Stockholder were personally present.

(b)	The Stockholder affirms that this proxy is given in connection with, and as a condition of, the Company’s entry into the Purchase Agreement and the issuance of the Preferred Shares, and that this proxy is coupled with an interest within the meaning of NRS 78.355 and is irrevocable during the Term. The Stockholder hereby revokes all prior proxies with respect to the Covered Shares and agrees not to grant any subsequent proxy or power of attorney with respect to the Covered Shares during the Term (and any such purported proxy or power of attorney shall be void).

(c)	The proxy holders shall have no liability to the Stockholder for any action taken or omitted in good faith in accordance with this Agreement. The proxy granted hereby shall be exercised only to the extent the Stockholder fails to vote (or consent with respect to) the Covered Shares in accordance with Section 2 at least three (3) Business Days prior to the applicable meeting or consent deadline. The proxy granted hereby shall automatically terminate upon the expiration of the Term.

4       No Governance Rights; Standstill.

(a)	The Stockholder acknowledges and agrees that neither the Preferred Shares, the Conversion Shares nor any other Covered Shares shall entitle the Stockholder or any of its Affiliates to any seat on, or right to nominate or designate any member of, the Board or any committee thereof, any Board observer right, any management role, any veto, consent or approval right, or any other governance right in respect of the Company or any of its Subsidiaries.

(b)	During the Term, the Stockholder shall not, and shall cause its Affiliates and its and their respective directors, officers, managers, employees, agents and representatives acting on its behalf not to, directly or indirectly, without the prior written approval of the Board: (i) acquire, offer or propose to acquire, or agree to acquire, beneficial ownership of any securities of the Company (other than the Preferred Shares, the Conversion Shares and securities issued in respect thereof by way of stock split, dividend or similar event); (ii) make, or in any way participate in, any “solicitation” of “proxies” (as such terms are used in Regulation 14A under the Exchange Act) or consents with respect to any securities of the Company, or seek to advise or influence any Person with respect to the voting of any securities of the Company, other than in accordance with the Board Recommendation; (iii) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any securities of the Company; (iv) call, or seek to call, any meeting of the stockholders of the Company, seek to nominate, elect or remove any director, or submit any stockholder proposal; (v) make any public announcement with respect to, or submit any proposal for or offer of (with or without conditions), any merger, business combination, tender or exchange offer, recapitalization, restructuring, liquidation or other extraordinary transaction involving the Company or any of its Subsidiaries; (vi) deposit any Covered Shares in a voting trust or subject any Covered Shares to any arrangement or agreement with respect to the voting thereof, other than this Agreement; (vii) take any action that would reasonably be expected to require the Company to make a public announcement regarding any of the foregoing; or (viii) advise, assist, encourage or act in concert with any other Person in connection with any of the foregoing.

(c)	The Stockholder represents that neither it nor any of its Affiliates has any present plan, proposal or intention to acquire control of the Company, to cause any change in the Board or management of the Company, or to combine or otherwise transact with the Company other than as expressly set forth in the Transaction Documents, and acknowledges that the Company is relying on this representation in its submissions to Nasdaq, including in connection with the Nasdaq Confirmation.

5       Transfer Restrictions; Binding Effect on Transferees.

(a)	The Stockholder shall not, and shall cause its Affiliates not to, transfer any Covered Shares except in compliance with Sections 2.7 and 2.11 of the Purchase Agreement. Any transfer of Covered Shares permitted thereunder to an Affiliate of the Stockholder shall be conditioned upon the transferee executing and delivering to the Company a joinder to this Agreement in form reasonably satisfactory to the Company, and any Covered Shares so transferred shall remain subject to this Agreement.

(b)	Covered Shares sold in an open-market transaction, or in a bona fide private sale to a Person that is not an Affiliate of the Stockholder and that, following such sale, would beneficially own less than five percent (5%) of the outstanding Common Stock, in each case in compliance with the Purchase Agreement, shall cease to be Covered Shares upon consummation of such sale. Any other transferee shall take the Covered Shares subject to this Agreement and shall execute a joinder as a condition to the transfer.

(c)	The Company may, and may instruct its transfer agent to, place stop-transfer instructions against the Covered Shares to enforce this Section 5, and each certificate or book-entry position representing Covered Shares shall bear the legend required by Section 2.11 of the Purchase Agreement, which references this Agreement.

6       Representations and Warranties of the Stockholder. The Stockholder represents and warrants to the Company that: (a) it has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement has been duly authorized, executed and delivered by the Stockholder and constitutes its valid and binding obligation, enforceable in accordance with its terms; (b) upon issuance, the Stockholder will be the sole record and beneficial owner of the Preferred Shares (and, upon issuance, the Conversion Shares), and will have sole voting power and sole power of disposition with respect thereto, free of any proxy, voting trust, voting agreement or other Encumbrance (other than this Agreement and the Transaction Documents); (c) neither the Stockholder nor any of its Affiliates beneficially owns any securities of the Company other than the Securities issued under the Purchase Agreement; and (d) the execution, delivery and performance of this Agreement do not conflict with or violate any agreement, law or order to which the Stockholder is subject.

7       Further Assurances; Information. The Stockholder shall execute and deliver such additional instruments (including additional proxies and voting instructions) and take such further actions as the Company may reasonably request to carry out the purposes of this Agreement. The Stockholder shall promptly furnish to the Company such information regarding the Stockholder, its Affiliates and their beneficial ownership of Company securities as the Company may reasonably request in connection with any proxy statement, Schedule 13D or 13G, Form 3 or 4, Form 8-K, Nasdaq submission (including the Nasdaq Confirmation) or other filing, and shall promptly notify the Company of any change in such beneficial ownership. The Stockholder acknowledges that it is solely responsible for its own compliance with Sections 13(d) and 16 of the Exchange Act.

8       Term; Termination. This Agreement shall become effective at the Closing and shall remain in effect (the “Term”) until the earliest of: (a) the date on which neither the Stockholder nor any of its Affiliates beneficially owns any Covered Shares or Preferred Shares; (b) the date that is [ten (10)] years after the Closing Date; (c) the consummation of a Fundamental Transaction (as defined in the Certificates of Designation) in which the Common Stock ceases to be listed on a national securities exchange; and (d) the written agreement of the Company (approved by the Board) and the Stockholder to terminate this Agreement. Section 4(b) shall terminate on the [third (3rd)] anniversary of the Closing Date if earlier. Termination shall not relieve any Party of liability for any breach occurring prior to termination.

9       Specific Performance. The Stockholder acknowledges that the Company would be irreparably harmed by any breach of this Agreement, for which monetary damages would be an inadequate remedy, and agrees that the Company shall be entitled to specific performance and injunctive relief to enforce this Agreement, without proof of actual damages and without any requirement to post a bond, in addition to any other remedy available at law or in equity. If the Stockholder fails to vote or consent in accordance with Section 2, the proxy holders may exercise the proxy granted in Section 3, and the Stockholder waives any claim arising from such exercise.

10       Nasdaq and Legal Compliance. The Parties intend that this Agreement comply with the Nasdaq Listing Rules, including Rule 5640, and with the NRS. If Nasdaq or counsel to the Company determines that any provision of this Agreement is inconsistent with the Nasdaq Listing Rules or the NRS, the Parties shall negotiate in good faith to amend such provision to the minimum extent necessary to achieve compliance while preserving, to the maximum extent permitted, the Board’s objective that the Covered Shares not be voted against the Board Recommendation, and pending such amendment such provision shall be construed as a Mirror Voting covenant.

11       Miscellaneous.

(a)	Governing Law; Venue; Jury Waiver. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to its conflict-of-laws principles. Sections 8.3 (Governing Law; Venue; Waiver of Jury Trial), 8.2 (Notices), 8.5 (Waivers), 8.6 (Severability), 8.9 (Assignment) and 8.15 (Counterparts; Electronic Signatures) of the Purchase Agreement are incorporated herein by reference, mutatis mutandis.

(b)	Entire Agreement; Amendment. This Agreement, together with the Purchase Agreement and the other Transaction Documents, constitutes the entire agreement of the Parties with respect to the subject matter hereof. This Agreement may be amended only by a written instrument signed by the Company (approved by the Board) and the Stockholder.

(c)	Assignment. The Stockholder may not assign this Agreement or any of its rights or obligations hereunder. The Company may assign its rights hereunder to any successor to the Company.

(d)	Severability; Reformation. If any provision of this Agreement is held invalid or unenforceable, such provision shall be reformed to the maximum extent enforceable and the remaining provisions shall continue in full force and effect.

(e)	Capacity. The Stockholder enters into this Agreement solely in its capacity as a holder of Company securities.

(f)	Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one instrument, and may be delivered by electronic means.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Voting Agreement and Irrevocable Proxy as of the date first written above.

COMPANY: SADOT GROUP INC. By: /s/ Michael Murray Name: Michael Murray Title: Chief Executive Officer	STOCKHOLDER: SOFTECH RESOURCES LIMITED By: /s/ Kailesh Jagdishchandra Ashani Name: Kailesh Jagdishchandra Ashani Title: Director

[Signature Page to Voting Agreement and Irrevocable Proxy]